Exhibit 10.17

OFFER TO LEASE

BETWEEN

ENERKEM INC.

AND

ADMINISTRATION ONZE TRENTE SHERBROOKE INC.

OFFER TO LEASE

TO:                         ADMINISTRATION ONZE TRENTE SHERBROOKE INC.

1130 Sherbrooke Street W., Suite PH 2

Montreal (Québec) H3A 2M8

SUBJECT: Office Space — 1130 Sherbrooke Street W., Suite 1500, City of Montreal, Province of Québec

Dear Sir,

ENERKEM INC. (herein referred to as the “Tenant”) represented by Luc Bourdeau of Cushman & Wakefield Ltd. hereby offers to lease from ADMINISTRATION ONZE TRENTE SHERBROOKE INC. the owner of the property, being hereinafter referred to as the “Landlord”), the Leased Premises (hereinafter referred to as the “Leased Premises”), under the terms and conditions hereinafter set forth.

SECTION 1          LEASED PREMISES

The Leased Premises are located on the FIFTEENTH FLOOR (15th) floor of the Building bearing civic address 1130 Sherbrooke Street W., City of Montreal, Québec (the “Building”). The Leased Premises shall have a gross rentable area, determined in accordance with BOMA standards of measurement, of approximately THIRTEEN THOUSAND EIGHT HUNDRED AND SIXTY EIGHT (13,868) square feet (including the Tenant’s share of the common and service areas and facilities of the Building), as shown on the plan attached hereto as Schedule “A”, initialled for purposes of identification.  The Leased Premises are subject to final measurement as per Section 6. Further, the Tenant shall have access and the right to use the reception space located on the 14th floor of the Building, at no additional gross rent, but subject to Right of First Offer, Section 12.

SECTION 2          USE OF LEASED PREMISES

The Leased Premises shall be used for general office purposes.

SECTION 3          TERM

The term of the agreement to lease (the “Lease”) resulting from this Offer to Lease shall be for a period of FIVE (5) years commencing on February 1st, 2012 (the “Commencement Date”) and terminating on January 31st, 2017 (the “Date of Expiry”); the whole subject to the other provisions of the present Offer.  For greater certainty, the Tenant shall have the right to occupy the Leased Premises at the Commencement Date even if the Lease is not executed.

SECTION 4          OPTION TO CANCEL

In the event that Tenant requires additional space and the Landlord is unable to provide additional space to Tenant, then the Tenant shall have the right to terminate the Lease at the end of the third (3rd) year of the Lease term upon sending a written notice to the Landlord no less than three (3) months prior to the date of termination of the Lease. Should the Tenant decide to exercise this option to cancel within the prescribed delay, it shall pay the Landlord FORTY THOUSAND DOLLARS ($40,000.00) as an indemnity to cancel the Lease and all of its obligations therein.

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LANDLORD	TENANT
JK	VC

SECTION 5          GROSS RENT

Based on the gross rentable area specified in Section 1, the Tenant shall pay to the Landlord throughout the Term the gross rent (“Gross Rent”) of THIRTY DOLLARS ($30.50) per square foot of gross rentable area for the period of FIVE (5) years of the Lease term. The Gross Rent shall be payable on the first day of each month in equal monthly instalments.

For purposes of clarification, the Gross Rent includes minimum and additional rent (Operating Expenses and Real Estate Taxes).

5.1.1               Operating Costs Escalation

Included in the Gross Rent mentioned in Section 5 are the operating costs and real estate taxes of the Building.  However, the Tenant shall pay once a year its Proportionate Share, as defined hereafter, of any increase in operating costs for the Building over the Base year.  Every year, the Landlord shall provide to the Tenant the audited statements of the Building. By operating costs, we mean all costs and expenses of the Building incurred by the Landlord in connection with the operation, maintenance, repair and replacement, management, administration, insurance heating, air-conditioning and ventilating the Building, electricity and the daily cleaning; of the Leased Premises and of the Building (the “Operating Costs”).

The Base year for computing the Operating costs escalation shall be December 31st, 2011.

5.1.2               Tax Escalation

The Tenant shall pay once a year its Proportionate Share (as defined hereinafter) of any increase in taxes over and above the Base Year.  Every year, the Landlord shall provide to the Tenant Tax Invoices from the City.  Taxes shall mean all real estate taxes, i.e., municipal, school taxes, etc. (including the old business and water taxes) charged to the Landlord for the Building in question for municipal taxes, and any other such taxes as may be levied in the future.  The Base Year for computing Tax Escalation costs shall be the Tax Year ending December 31st, 2011.

5.1.3              Proportionate Share

As used herein, the expression “Proportionate Share” shall mean a fraction, the numerator of which to be the Rentable Area of the Leased Premises and the denominator of which to be the Gross Rentable Area of the Building (230,000 square feet) excluding the parking, storage and commercial areas.  It is established at 6% percent.

Utilities and other services

5.2.1              Electricity

The Tenant shall pay for the cost of electricity consumed within the Leased Premises; such expense being included in the Gross Rent described in Section 5.1.

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LANDLORD	TENANT
JK	VC

5.2.2              Heating, Ventilation and Air-Conditioning

The Leased Premises shall be heated, ventilated and air-conditioned by the Landlord from 07h00 to 19h00 each day of the week, including weekends, at Landlord’s expense; such expense being included in the Gross rent described in Section 5.1.

5.2.3              Cleaning

The Landlord shall provide efficient daily cleaning service to the Leased Premises and to the Building, as well as periodic window cleaning service, and the replacement of any burnt and/or defective light bulbs; such expense being included in the Gross Rent described in Section 5.1.

5.2.4              Access to Building

The Tenant will have access to the Building 24 hours a day, 7 days a week.

SECTION 6          AREA MEASUREMENT

Prior to the Date of Occupancy, the Landlord will provide to the Tenant a certificate of measurement of the Leased Premises and of the Building in accordance with BOMA (1996 version) measurement methods, confirming the gross rentable area of the Leased Premises and the proportionate share of the Tenant.  Should the final measurement of the Leased Premises differ from the gross rentable area specified in Section 1, then the cash flow for the rent and the proportionate space will be adjusted accordingly. In no event the gross rentable area of the Leased Premises shall exceed the gross rentable area specified in Section 1 by more than ONE PERCENT (1%). It is understood that the Gross Rent per square foot specified in Section 5 shall remain unchanged. The measurement of the Leased Premises shall be at the Landlord’s expense.

SECTION 7          OCCUPANCY

Notwithstanding the above rental schedule and dates, the Tenant shall have the right to occupy the Leased Premises no later than January 2nd, 2012 (the “Date of Occupancy”). It is understood and agreed that in the event that Tenant decides to occupy the Leased Premises prior to the Lease Commencement Date as specified in Section 3 of this Offer to Lease then all the terms and conditions of the Lease shall apply mutatis mutandis except for those provisions dealing with Gross Rent (Section 5.1 and 5.2), it being understood for clarification purposes, that Tenant shall not have to pay any Gross Rent during the said period. For greater certainty, the Tenant shall have the right to occupy the Leased Premises at the Date of Occupancy even if the Lease is not executed.

SECTION 8          LANDLORD’S WORK

The Tenant is leasing the Leased Premises in their “as is” condition. Landlord will at its own expenses, prior to the Date of Occupancy, ensure that all existing installations and systems are functioning, in good repair and respecting current codes and bylaws all as would be expected in first class office building. Stained ceiling tiles and defective florescent tubes shall be replaced.

SECTION 9          LEASEHOLD IMPROVEMENTS OF THE TENANT

Tenant acknowledges having examined the Leased Premises and being satisfied therewith. The Leased Premises are being

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LANDLORD	TENANT
JK	VC

delivered to Tenant on an “as is” basis, with respect to Section 8 above.

Any Leasehold Improvements will be at Tenant’s expense.  Tenant’s construction plans shall be approved by the Landlord prior to the commencement of the work. No administrative, coordination and supervision fees will be charged to the Tenant for the construction of its Leasehold Improvements.

SECTION 10        LEASE

The lease agreement (the “Lease”) will be prepared by the Landlord, at Landlord’s expense, within SIXTY (60) days following acceptance of this Offer to Lease by the Tenant and the Landlord, and shall be subject to reasonable modifications requested by the Tenant.

Tenant and Landlord acknowledge that the Lease shall contain, inter alia, all the terms and conditions of this Offer. The Lease shall be signed by the Tenant and the Landlord within sixty (60) days following the date of signature of this Offer, failing which this Offer and the non-monetary conditions of the Building’s standard lease (attached hereto as Schedule B) as modified by the present offer, shall constitute the Lease until such time that the Lease is signed, provided that in such event, the Tenant and the Landlord shall continue to negotiate the Lease in good faith.

SECTION 11        FREE RENT

Notwithstanding the rental schedule of this Offer, the Tenant shall not be obliged to pay any Gross Rent on SIX THOUSAND ONE HUNDRED AND EIGHTY THREE (6,183) square feet of Rentable Area  for the first NINE (9) months of the Term.

SECTION 12        RIGHT OF FIRST OFFER

Subject to existing tenant’s rights and provided Tenant is not in default under the provisions of the Lease throughout the Term of the Lease, if the Landlord enters into bona fide negotiations with a third party for any vacant space or any space that will become available for lease and that is contiguous to the Leased Premises (the “Additional Premises”), prior to Landlord concluding any lease agreement with such third party, Landlord shall provide written notice to Tenant setting forth the terms and conditions upon which Landlord is prepared to lease the additional Premises (the “Landlord’s First Notice”). As used in this offer, the term “contiguous” shall mean the 14th and 16th floor of the Building.

The Tenant shall have a period of FIVE (5) business days from receipt of the Landlord’s First Notice to advise the Landlord in writing that it elects to exercise its Right of First Offer.  In the event of such election, the Tenant shall have an additional delay of THIRTY (30) days to enter into a lease amendment covering Additional Premises on the same terms and conditions as the lease including renewal rights but excluding those dealing with Gross Rent and Tenant Inducements.  The term of the lease for any Additional Premises shall be co-terminus with the term of the Lease.  The above shall apply each time contiguous space to the Leased Premises is or will become available, whether or not Tenant has previously exercised the right herein contained.

Gross Rent and Tenant Inducements shall be negotiated at that time and shall be equal to the current market for comparable space of equal quality and with equivalent services, but while taking into account, however, the

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LANDLORD	TENANT
JK	VC

remainder of the term of the Lease at the time that the Tenant takes possession of the Additional Premises.

SECTION 13        OPTION TO RENEW

The Landlord hereby grants to the Tenant ONE (1) option to renew the Lease for a further period of FIVE (5) years, commencing February 1st, 2017, and terminating January 31st, 2023 provided that the Tenant gives to the Landlord written notice, by registered mail, of its intention to exercise this option no less than NINE (9) months prior to the Date of Expiry. Should the Tenant decide to exercise its option then all terms and conditions as contained in the Lease shall remain the same.

SECTION 14        SUBLET

The Tenant shall have the right to sublet the Leased Premises in accordance with the Section of the Building Standard Lease attached hereto as Schedule B dealing with such matter.

SECTION 15        IDENTIFICATION

At the Landlord’s expense, the Tenant’s corporate name shall be displayed at the following areas: on the principal Tenant identification panel in the lobby of the Building and on the main entrance door of the Leased Premises.

SECTION 16        PARKING

Throughout the Term, and at all times, the Tenant shall park in the interior parking facilities of the Building, up to 15 cars at a current monthly rate for unreserved spaces of TWO HUNDRED AND FIFTY DOLLARS ($250.00) per car, which rate is subject to change from time to time.

SECTION 17        RELOCATION

The Landlord shall not be entitled to relocate the Tenant.

SECTION 18        PEACEFUL AND QUIET ENJOYMENT

The Tenant shall have, at all times, the right to peaceful and quiet enjoyment of the Leased Premises.

The Landlord undertakes to ensure that the peaceful and quiet enjoyment of the Leased Premises by the Tenant is not interrupted, disturbed or hindered by the claims or complaints of the Landlord or any person having a legal link with the Landlord.

The Landlord undertakes to do everything which is reasonably within the limits of its power, including taking the necessary legal actions, to make cease any disturbance to the enjoyment caused by a tenant of the Building.

SECTION 19        MOVE IN AND MOVE OUT

The Tenant will not be charged for any elevator service, supervision, guard service, cleaning, etc., for its initial Move In and its Move Out at the expiry of the Term.

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LANDLORD	TENANT
JK	VC

SECTION 20        CONDITION OF PREMISES AT LEASE TERMINATION

The Tenant will turn the Leased Premises over to the Landlord at Lease Termination in a “broom clean” condition with no obligation to remove any computer, telephone cabling, etc. and any of the leasehold improvements nor to repair what would be considered normal wear and tear during its occupancy, nor make repairs caused by insurable hazards or acts of God or repairs for which the Landlord is responsible.

The Tenant shall move out all of its furniture and personal effect.

SECTION 21        ENTIRE AGREEMENT

There are no covenants, agreements, conditions or material representations relating to the subject matter of this Offer to Lease or the Lease which will subsist between the parties upon its acceptance by the Landlord except as expressly set forth or incorporated herein.

SECTION 22        REGISTRATION

Except as provided above, this Offer to Lease shall not be published in any manner whatsoever (except if it becomes the Lease in accordance with Section 10).  The Tenant shall have the right to publish the Lease by memorial. Any charge, encumbrance or hypothec registered prior to said publication of the Lease shall be the object of a non-disturbance agreement by the person holding such right in favour of the Tenant, in a form and in terms satisfactory to the Tenant acting reasonably.

SECTION 23        GOVERNING LAW

The present Offer to Lease and the Lease shall be governed by and interpreted according to the laws of the Province of Quebec.

SECTION 24        INTERPRETATION

The words “Landlord” and “Tenant” shall include the plural as well as the singular.  The definitions contained in this Offer shall also apply to all schedules and riders incorporated herein unless otherwise indicated.  Time is of the essence of this Offer and each of its provisions.

SECTION 25        HIGH-SPEED INTERNET/OPTIC FIBRE

The Landlord confirms that the Building offers high speed Internet and Optic Fibre providers.

SECTION 26        WAIVER

A waiver by the Landlord or the Tenant of a condition or of the performance of an obligation of the Tenant and or the Landlord under this Offer to Lease is effective only if in writing and signed by the Landlord and Tenant and does not waive another or a subsequent condition or performance.

SECTION 27        NOTICES

Any notice, statement or request herein required or permitted to be given by any party to any other party shall be in writing and shall be deemed to have been sufficiently and effectively given if signed by or on behalf of the party giving the notice and delivered or mailed by registered prepaid post or sent by fax:

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LANDLORD	TENANT
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In the case of notice to the Landlord, at:

ADMINISTRATION ONE TRENTE SHERBROOKE INC.

1130 Sherbrooke Street W., Suite PH-2

Montreal (Québec)  H3A 2M8

Attention:  Mr. Joseph Kracauer

In the case of notice to the Tenant, to it at the Leased Premises if notice is given after the Commencement Date.  If notice is given prior to the Commencement Date, the Tenant’s address for the purposes of receiving notices shall be:

ENERKEM INC.

1010 Sherbrooke Street W., Suite 1610

Montreal (Québec)  H3A 2R7

Attention:              Mr. Philippe Burton, Vice President, Human Resources

Every such notice shall be deemed to have been given upon the date of delivery if delivered, and if mailed, on the third (3rd) business day after mailing.

APPLICABLE TAXES

It is understood and agreed that all amounts due and payable under the present Offer to Lease and/or the Lease are subject to any taxes applicable, if any, including, without limiting the generality of the foregoing the Goods and Services Tax (G.S.T.) and the Quebec Sales Tax (Q.S.T.).

SECTION 28        RETRIBUTION

The Tenant hereby declares that the sole real estate agent or broker, for this Offer to Lease is Cushman & Wakefield Ltd., it being understood that the retribution payable to Cushman & Wakefield Ltd. shall be paid by the Landlord.

SECTION 29        LANGUAGE CONTRACT

Tel que convenu par le Locataire et le Bailleur, ce document a été rédigé en anglais./As agreed by both the Tenant and the Landlord, this document has been drawn up in English.

SECTION 30        ACCEPTANCE

This Offer to Lease is open for acceptance by the Landlord until 4:00 PM on January 6, 2012 after which it will become null and void and of no effect unless extended by the Tenant in writing.  This acceptance shall be effective only when signed by the Landlord, within the time period herein prescribed, and provided that this Offer duly accepted is returned to Cushman & Wakefield Ltd. within prescribed delay.  Any modification made unilaterally to this Offer by the Landlord shall constitute a Counter-Offer and require written acceptance thereof by the Tenant.

SECTION 31        SCHEDULES

Schedules “A”, and “B” attached hereto and initialled for identification form an integral part of this Offer to Lease.

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LANDLORD	TENANT
JK	VC

SIGNED AT MONTREAL, QUEBEC, this 4 day of January, 2012.

ENERKEM INC.
(“Tenant”)

Per:	/s/ Vincent Chornet	Per:	/s/ [ILLEGIBLE]
	Vincent Chornet		Witness
President and CEO

WE HEREBY ACCEPT THIS OFFER TO LEASE, and we accept to pay to Cushman & Wakefield Ltd. the remuneration agreed upon.

ACCEPTED AT MONTREAL QUEBEC, this 4 day of January, 2012.

ADMINISTRATION ONZE TRENTE SHERBROOKE INC.
(¨Landlord¨)

Per:	/s/ Joseph Kracauer	/s/ [ILLEGIBLE]
	Mr. Joseph Kracauer	Witness:

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LANDLORD	TENANT
JK	VC

SCHEDULE “A”

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LANDLORD	TENANT
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SCHEDULE “B”

BUILDING’S STANDARD LEASE

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LANDLORD	TENANT
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AGREEMENT OF NET LEASE

BETWEEN

ADMINISTRATION ONZE TRENTE SHERBROOKE INC.

AS LANDLORD

AND

XXXXXXXXXXXXXXXXXX

AS TENANT

Building :	1130 Sherbrooke St.
West Montreal, Quebec

AGREEMENT OF NET LEASE entered into City of Montreal as of the         of                     , 200  .

BETWEEN:	ADMINISTRATION ONZE TRENTE SHERBROOKE INC, a company duly incorporated under the laws of Quebec and having its Head Office in the City of Montreal,

hereinafter called the “Landlord”;

AND:	, a company duly incorporated under the laws of and having its Head Office in the , and herein acting and represented by duly authorized for all purposes hereof as he so declares,

hereinafter called the “Tenant”

ARTICLE 1

INTENT OF LEASE

1.1                               It is the intent of the parties that this Agreement of Net Lease (hereinafter called the “Lease”) be a lease that is absolutely net to Landlord except as expressly hereinafter set out. Any amount and any obligation as is not expressly declared herein to be that of Landlord shall be deemed to be the obligation of Tenant to be performed by and at the expense of Tenant.

ARTICLE 2

DESCRIPTION OF PREMISES

2.1                               Landlord in consideration of the rents, covenants and agreements herein contained on the part of Tenant to be paid, kept and performed, does hereby lease to Tenant and Tenant does hereby hire and take from Landlord the space (hereinafter referred to as the “Leased Premises” or the “Premises”) substantially as outlined in yellow on Schedule “A” annexed hereto and initialed by the parties for identification, together with a right of use, with others having a like right, to the Common Areas more fully described in paragraph 2.2 hereof, the Leased Premises and Common Areas forming part of the building bearing civic number 1130 Sherbrooke Street West, Montreal, Quebec erected on lots numbered SIX, THIRTY-ONE and THIRTY-TWO of the subdivision of original lot number ONE THOUSAND FOUR HUNDRED AND SIXTY-ONE (No. 1461-6, 31 and 32) and original lot number ONE THOUSAND FOUR HUNDRED AND SIXTY-TWO (No. 1462) on the Official Cadastre of the St-Antoine Ward of the City of Montreal being hereinafter sometimes referred to as the “Building”). Said space is located on the          floor of 1130 Sherbrooke St. West, and contains an area measuring approximately square feet, gross area, English measure and more or less, including a 16% surcharge for service areas, the whole subject to final measurement by Landlord’s Architect in accordance with the standards of BOMA/ANSI (Z65.1 1996). The Landlord shall not have the right to relocate the Premises without the express written consent of the Tenant.

2.2                               The term “Common Areas” means all the facilities from time to time provided and designated by Landlord to service the Building and the Land and shall include, where applicable, and without limitation roadways, walkways, sidewalks, landscaped areas, plazas, lobbies, washrooms available for use of tenants common loading areas and delivery facilities, stairways, and elevators available for use by the public or by tenants generally, fire detection, fire prevention and communication facilities, common pipes, electrical, plumbing and other common mechanical and electrical installations, equipment, and services, public seating facilities, and all other areas and facilities from time to time provided, designated, or made available by Landlord for the use of Tenant and other tenants or members of the public, Landlord expressly reserving the right to eliminate, substitute and/or rearrange any or all of the areas so provided and designated without claim by Tenant in respect of any such elimination, substitution or rearrangement.

2.3                               The Tenant confirms that it has examined the Premises and is content and satisfied therewith and is accepting same in the condition in which it is presently, with the proviso that the Base Building Work as defined and as listed in the hereto attached Schedule “B” be performed by the Landlord at Landlord’s cost prior to occupancy.

2.4                               Except as provided under article 2.6 hereof, Tenant shall notify Landlord of any alleged defects and faults in or in respect of the Premises which prevent or diminish their use within thirty (30) days of possession of the Premises having been delivered to it, and failing the giving of notice hereunder Tenant shall be deemed for all purposes to have accepted the Premises in their existing condition as at the date of possession.

ARTICLE 3

TERM OF LEASE

3.1                               The Term of this Lease shall commence on the                    day of              200   and shall expire on the thirty-                       day of                           , without the requirement of notice by either party.

3.2                               The Tenant shall have occupancy of the Premises by December 15th 2001 at the latest, with all Base Building Work (as hereinafter defined) and Leasehold Improvements (as hereinafter defined) to be fully completed by the Landlord at that time. The Tenant shall not be responsible to pay any Rental, Additional Rental, electricity charges nor any other expenses for the Premises prior to the above-mentioned date of occupancy, even if Landlord should grant early occupancy of the Premises to the Tenant.

3.3                               If the Base Building Work is not completed by the Landlord prior to the commencement of the Lease for a cause attributable to the Tenant, the Term shall in no case be affected. If the delay is attributable to the Landlord, the Tenant shall not make any claim for damages. However, the commencement of the Lease shall be deferred by the number of days equal to the number of days of delay.

3.4                               The Tenant elects to undertake the Initial Improvements in the Leased Premises consequently, in the event such Improvements are not completed prior to the Commencement of the Lease, the Term shall in no case be affected.

ARTICLE 4

MONIES PAYABLE BY TENANT

4.1                               Rent

A.                                    An annual base rent (Net Rent) per gross rentable square foot of office space shall be as follows:

	SQ. FT.	MONTHLY	ANNUALLY

thru	$	$	$

thru	$	$	$

B.                                     Tenant shall pay its proportionate share of taxes, operating expenses as defined in this Lease and electricity charges (Additional Rent).

C.                                    Subject to article 3 of this Lease, and notwithstanding the foregoing, the Tenant shall not be responsible to pay Net Rent for the Premises for the first              months following the commencement of the Term of the Lease and in any event. The Tenant shall pay Additional Rent including electricity charges starting on                      subject to article 3.2 hereof.

D.                                    Net Rent, Additional Rent, electricity charges, etc. are collectively referred to as “Rent”.

4.2                               Business Taxes, Water Taxes & Taxes on Improvements

Tenant shall pay all business taxes, water taxes or other similar rates and taxes which may be levied or imposed upon the Premises or the business carried on therein, all other rates taxes which are or may be payable by Tenant as tenant and occupants thereof and on Tenant’s fixtures, equipment and machinery and any and all taxes that may be levied upon the Initial Improvements (as hereinafter defined in Article 7.1) and any other improvements or alterations.

Notwithstanding anything else contained in this Lease, the Tenant shall pay to the Landlord its proportionate share of any surtax and or water tax included in Real Estate Taxes.

If by law, regulation or otherwise, business taxes and water taxes or other similar rates and taxes or taxes upon Tenant’s fixtures, equipment, machinery or upon improvements are made payable by landlords or proprietors, or if the mode of collecting such taxes and/or rates be so altered as to make Landlord liable therefore instead of Tenant, Tenant shall repay to Landlord prior to the due date but in any event within seven (7) days after demand upon Tenant the amount of the charge imposed on Landlord as a result of such change, and shall save Landlord harmless from any cost or expense in respect thereof.

4.3                               Real Estate Taxes

4.3.1                     For the purposes of this Article:

(i)                                    “Real Estate Taxes” means all taxes, rates and assessments general and special, levied or imposed with respect to the Building (including any accessories and improvements therein or thereto) and the Land including, without limitation, any surtax, similar tax, or other tax levied or imposed with respect to non-residential immovables and/or where applicable, all taxes, rates assessments and impositions, general and special, levied or imposed for schools, public betterment, general or local improvements but excluding Landlord’s income taxes, other than tax on capital and place of business.

Capital Tax which shall be determined on the basis of a calculation of the said tax based on the following considerations:

a.                                       as if the Building is the only property of the Landlord; and

b.                                       based on the reasonable allocation of the capital that was required to acquire and construct the Building excluding any and all financing costs including but not limited to mortgage payments, carrying costs and other financing or refinancing charges.

If the system of real estate taxation shall be altered or varied and any new tax or levy shall be levied or imposed on the Building and/or the Land and/or the revenues therefrom and/or Landlord in substitution for and/or in addition to Real Estate Taxes presently levied or imposed on immovables in the City, town or municipality in which the Building and Land are situated, then any such new tax or levy shall be included within the term “Real Estate Taxes” and the provisions of this Article 4.3 shall apply mutatis mutandis.

The amount of the Real Estate Taxes which shall be deemed to have been levied or imposed with respect to the Building and the Land shall be such amount as the legal authority imposing Real Estate Taxes shall have attributed to the Building and the Land respectively, or, in the absence of such attribution, or, if such legal authority shall include other immovables other than the Building and Land in imposing such Real Estate Taxes, such amount as Landlord in the exercise of reasonable judgement shall establish.

(ii)                                (a)           The term “Sales Tax” means any multi-stage sales tax, goods and services tax, value-added tax, or any other similar tax howsoever characterized, imposed on the Landlord by the Federal Government and a Provincial Government, or either of them, as the case may be, on any amount received or receivable by the Landlord from the Tenant;

(b)                                  Where the Landlord is obliged to pay Sales Tax on an amount received or receivable by the Landlord from the Tenant under the terms of this Lease, the Tenant shall, at the time of the payment to the Landlord, remit to the Landlord, in addition to the said amount, the Sales Tax described in the present paragraph, it being the intention of the parties that the Tenant shall be liable to the Landlord under the terms of this Lease to reimburse him for Sales Tax;

(c)                                  Where the Tenant is required, by application of paragraph (b), to remit Sales Tax to the Landlord, the Landlord shall, in respect of the Sales Tax, have all the same remedies and rights of recovery against the Tenant as it has for the recovery of Rent under the terms of this Lease.

(iii)                            Tenant acknowledges that the Premises form part of the Building and Land and occupied in common to and by other parties. Accordingly, the parties agree that Tenant’s proportion (the “Proportion”) to be utilised in calculating Tenant’s share of all Real Estate Taxes shall be         % of any such taxes.

4.3.2                     Tenant shall pay to Landlord as additional rent during the term of this Lease in respect of each year an amount equal to the Proportion of Real Estate Taxes attributable to such year. Tenant shall pay to Landlord, not later than the tax due date, or such other date as may be specified in writing to Tenant by Landlord (hereinafter referred to as the “Specified Date”), the amount of such Proportion of Real Estate Taxes. The Landlord estimates the Tenant’s Proportion of Real Estate Taxes for the entire calendar year ending December 31, 20     to be approximately per square foot of gross rentable area.

At the option of Landlord, Landlord may at any time and from time to time estimate the amount of the Proportion of Real Estate Taxes as will become payable by Tenant by the tax due date or Specified Date, and bill Tenant therefore, and in such event Tenant shall pay to Landlord the full amount of such estimate in equal monthly installments commencing with the first (1st) month following such estimate and terminating on the tax due date or Specified Date. Such monthly amounts when paid to Landlord shall be available (without interest) as a credit against Tenant’s obligations to Landlord under this Article 4.3.

Any amounts payable by Tenant hereunder shall be adjusted on a pro rata basis to reflect the actual commencement and termination dates of this Lease having regard to the period in respect of which the calculation of Real Estate Taxes is made.

The obligations of the parties hereto to adjust pursuant to this Article 4.3.2 for the final period of the Lease shall survive the expiration of the term of this Lease.

4.3.3                     Tenant shall pay to Landlord as additional rent the Proportion of any expenses including legal, appraisal, administration and over-head expenses incurred by Landlord in obtaining or attempting to obtain a reduction of any Real Estate Taxes. Real Estate Taxes which are contested by Landlord shall nevertheless be included for purposes of the computation of the liability of Tenant under Article 4.3.2 provided, however, that in the event that Tenant shall have paid any amount pursuant to this Article 4.3 and Landlord shall thereafter receive a refund of any portion of the Real Estate Taxes on which such payment shall have been based, Landlord shall pay to Tenant the appropriate portion of such refund after deduction of the aforementioned expenses.

Landlord shall have no obligation to contest, object to or to litigate the levying or imposition of any Real Estate Taxes and may settle, compromise, consent to, waive or otherwise determine in its discretion any Real Estate Taxes without notice to, consent or approval of Tenant.

4.4                               Operating Expenses

4.4.1                     For the purposes of this Article:

(i)                                    “Operating Expenses” means the aggregate of any and all expenses incurred by Landlord, without duplication thereto, which are attributable in accordance with generally accepted accounting procedures, to the maintenance, operation, repair, supervision or replacement of the Building and the maintenance, operation, and supervision of the Land, and shall include (without limitation):

(a)                                  The cost of salaries, wages, medical, surgical and general welfare benefits (including group life insurance) and pension payments for employees of Landlord in the proportion that they are engaged in the maintenance, operation, repair, security or replacement of the Building, payroll taxes, workmen’s or workers’ compensation insurance, electricity (except as otherwise payable by Tenant hereunder), steam, utility, taxes (not included in Articles 4.2 and 4.3), water (including sewer rental), cleaning, building and cleaning supplies, uniforms and dry cleaning, cleaning of windows and exterior curtain wall, snow removal, repair and maintenance of grounds, service contracts, telephone, telegraph and stationery;

(b)                                  The cost of heating, ventilating and air-conditioning the Building, including without limitation the cost of operating, repairing, maintaining, replacing and inspecting the machinery, equipment and other facilities required for the heating, ventilating and air-conditioning of the Building and the cost of providing condenser water from cooling towers for heating, ventilating, and air-conditioning machinery and equipment;

(c)                                  The cost of operating and maintaining the Common Areas including without limitation all costs and expenses of repairing, lighting, cleaning, snow removal, garbage removal, decorating, supervising, policing, replacing, striping, rental of music program and loudspeaker systems, and business and water taxes and governmental impositions not otherwise charged directly to tenants;

(d)                                  The cost of any modification and addition to the Building and/or the machinery and equipment therein and thereon where in the reasonable opinion of Landlord such expenditure may reduce Operating Expenses, or any additional equipment or improvements required by law or in Landlord’s reasonable opinion of the benefit or safety of Building users;

(e)                                  The total annual amortisation of capital (on a straight line basis over the useful life or such other period as reasonably determined by Landlord), and interest on the unamortized capital at a rate equivalent to the lending rate actually charged or chargeable by Landlord’s bankers from time to time, for the cost of all machinery, equipment, supplies, repairs, replacements, modifications and improvements (not including any leasehold improvements) which in Landlord’s reasonable opinion have an estimated useful life longer than one fiscal year of Landlord and the cost whereof has not previously been charged to Tenant;

(f)                                    The actual costs of all insurance as may be carried by Landlord in respect of, or attributable to, the Building and the Land or related thereto including without limitation all risk insurance against fire and other perils and liability regarding casualties, injuries and damages, boiler and machinery insurance and rental income insurance;

(g)                                 An administrative cost equal to fifteen percent (15%) of such total costs incurred.

(ii)                                Operating Expenses shall not include the cost of all repairs and replacements attributable to faulty construction of the structure of any part of the Building or attributable to the Landlord’s non-compliance with applicable codes, bylaws, regulations and ordinances (save to the extent such costs result from any work required by reason of a change in the applicable codes, bylaws, regulations or ordinances); any amounts directly chargeable to other tenant(s) in the Building for services, costs and expenses solely attributable to the account(s) of such tenant(s); depreciation, amortization and interest on capital retirement of debt affecting all or any part of the Building; any cost relating to the expansion of the Building; any fines or penalties levied against the Landlord; all judgments or orders for which the Tenant has no legal responsibility; marketing fees and brokerage commissions.

(iii)                            “Operating Year” means a year commencing on January 1st terminating on December 31st provided that Landlord shall be permitted at any time from time to time to change the commencement and termination dates of any Operating Year, so long as Tenant shall not be unduly prejudiced by any such change.

(iv)                               Tenant acknowledges that the Premises form part of the Building and Land leased and occupied in common to and by other parties. Accordingly the parties agree that Tenant’s proportion (the “Proportion”) to be utilised in calculating Tenant’s share of all Operating Expenses shall be       % of the aggregate of any of all Operating Expenses.

4.4.2                     During each Operating Year, Tenant shall pay to Landlord as additional rent the Proportion of the Operating Expenses. The Landlord estimates the Tenant’s Proportion of Operating Expenses for the entire calendar year ending December 31, 20     to be  per square foot of gross rentable area.

4.4.3                     On or before the commencement of any Operating Year, Landlord may estimate the amount of the Proportion of the Operating Expenses and bill Tenant therefore in equal monthly installments, in advance, which Tenant shall pay on the first day of each calendar month of such Operating Year.

4.4.4                     At the end of each Operating Year of the term of the Lease, Landlord shall furnish to Tenant a statement of the actual gross amount of the Operating Expenses during such Operating Year, and the amount of Tenant’s Proportion pursuant to this Article showing, the information relevant to the calculation and determination thereof. If such amount is greater or less than the payments on account thereof made by Tenant pursuant to Article 4.4.3 appropriate adjustments will be made within fourteen (14) days after the delivery of such statement.

4.4.5                     The obligations of the parties hereto to adjust pursuant to Article 4.4.4 hereof shall survive the expiration of the term of the Lease.

4.5                               Payment of Monies

4.5.1                     All monies payable pursuant to this Lease by Tenant shall be payable immediately when due and shall be collectible as Rent and shall be paid to Landlord and/or its nominees at the head office of Landlord or at such place in Canada as shall be designated from time to time by Landlord in writing to Tenant.

4.5.2                     If the term of this Lease begins on any day of the month other than the first day, then any amounts payable hereunder for such month shall be pro rated and paid on a per diem basis.

4.5.3                     Upon final determination of the actual amounts payable by Tenant, the parties shall adjust any differences between the estimated amounts so paid and the actual amounts payable.

4.5.4                     Tenant shall pay interest at a rate per annum of five (5%) percentage points above the prime lending rate established from time to time at the principal branch in the city of Landlord’s bank, compounded monthly on all Rent and/or all amounts collectible as Rent under the terms of this Lease and not paid when due.

4.5.5                     Tenant hereby waives and renounces any and all existing and future claims, set-off and compensation against any Rent or other amounts due hereunder and agrees to pay such Rent and other amounts regardless of any claim, set off or compensation which may be asserted by Tenant or on its behalf.

4.5.6                     Upon any termination of this Lease as a condition precedent to being permitted by Landlord to vacate the Premises Tenant shall, in addition to all other amounts as it is obliged to pay hereunder, pay to Landlord such amount as is estimated by Landlord to represent that portion of the aggregate amount of Real Estate Taxes and Operating Expenses payable and to become payable by Tenant in virtue of Articles 4.3 and 4.4 hereof, as has not yet been paid.

4.5.7                     Utilities

Tenant shall be solely responsible for and promptly pay all charges for water, gas, electricity, and any other utility used or consumed in the Premises.

The Tenant’s Proportionate Share of the cost of electricity consumed within the Premises, for the current year is estimated to be                                  per square foot of gross rentable area. The foregoing annual amount shall be increased or decreased at the same rate as increases or decreases in the Hydro-Quebec rates occur after December 31st, 20    .

ARTICLE 5

USE OF PREMISES

5.1                               The Premises hereby leased shall be used and occupied by Tenant solely for the purpose of general offices.

ARTICLE 6

UTILITIES AND SERVICES

6.1                               Landlord covenants and agrees that, so long as Tenant shall not be in default hereunder:

6.1.1                     Cleaning

Landlord will, Monday through Friday except holidays in each week, cause the office portion of the Premises, excluding storage areas and private washrooms, to be adequately cleaned, provided Tenant keeps the same in order. Such cleaning may be done between the hours of 5:00 P.M. and 6:00 A.M. Windows will be cleaned from time to time, as Landlord shall determine.

6.1.2                     Elevators

Landlord will provide and maintain in working order automatic passenger elevators for operation between the hours of 7:30 A.M. and 6:30 P.M. of each business day, except Saturdays when the hours shall be from 8:00 A.M. to 1:00 P.M., and one such passenger elevator will be subject to call at all other times. Landlord shall be under no obligation to provide operators for any such passenger elevators and the fact that Landlord may from time to time in its discretion provide operators, shall in no way obligate Landlord to continue such provision.

Freight service will be provided at such hours as Landlord may designate from time to time, and shall be subject to a charge as determined from time to time by Landlord Notwithstanding the foregoing, Landlord shall not charge the Tenant for Tenant’s reasonable use of the loading docks or for the occasional use of elevators in the Building for freight purposes before, during or after the Term or any renewal(s) thereof. Tenant shall however be responsible for any damage it may cause or additional cleaning costs that may be incurred during such use.

Tenant shall have the use of the elevators in common with others but Landlord shall not be liable for any damage caused to Tenant and its officers, agents, employees, servants, visitors or licensees by such others using the elevators in common.

6.1.3                     Electric Current

(i)                                    Landlord, subject to its ability to obtain the same from its principal supplier and to the needs of Landlord and co-tenants, shall cause the Premises to be supplied with electric current for lighting and power. Landlord shall permit its wires and conduits, (being normal office lighting and duplex receptacles) to be used for such purpose. Tenant’s use of electric current shall never exceed the safe capacity of existing electrical wiring on, and supplying the Premises.

Any special wires and conduits for Tenant’s special equipment shall be supplied and installed by Tenant at its expense.

Tenant agrees to receive such power from Landlord and to pay therefore, such amount to be collectible as Rent. The said amount shall be billed to Tenant monthly.

The cost of any required sub-meters and the installation thereof shall be at Tenant’s expense.

The obligation of Landlord hereunder shall be subject to any rules or regulations of the authority providing electricity or any other municipal or governmental authority.

(ii)                                Tenant’s use of electric current shall never exceed the safe capacity of existing electrical wiring on, and supplying the Premises.

Any special wires and conduits for Tenant’s special equipment shall be supplied and installed by Tenant at its expense.

(iii)                            At the option of Landlord, Tenant also agrees to purchase from Landlord (whose prices therefore shall be competitive) all lamps, bulbs and ballasts used in the Premises, and to pay for such lamps, bulbs and ballasts and the cost of installation thereof. Any such payment by Tenant shall constitute final acceptance by Tenant of the price therefore and shall be final acceptance by Tenant of the price therefore and shall be final and binding and without return for any reason.

6.1.4                     Drinking Water and Other Services

If Landlord so elects, Landlord shall be the sole supplier of drinking water, towels and any other services or materials, the right to furnish any such services or materials being hereby expressly reserved to Landlord. When such services or materials shall be furnished by Landlord, prices shall be competitive and accounts therefore shall be rendered by Landlord at such time as it may elect and shall be immediately payable by Tenant as additional rent. Any such payment by Tenant shall constitute final acceptance by Tenant of the price therefore and shall be final and binding and without return for any reason.

In the event that Landlord should elect not to furnish any such services or materials, only persons authorized by Landlord will be permitted to furnish them to Tenant, and only at hours and under regulations fixed by Landlord.

6.1.5                     Heating or Air-conditioning

Landlord will provide, by operation of the heating or air-conditioning system between the hours of 8:00 A.M. and 7:30 P.M. of each business day, except Saturdays when hours shall be from 8:00 A.M. to 12:30 P.M., and expect Sundays and holidays, a constant supply of air that is filtered and either heated or cooled as conditions may require, subject to the following conditions and provisions.

The Landlord represents that the system will be adequate to maintain a normal interior temperature of 72 — 75 degrees Fahrenheit at all times during normal business hours in all areas (closed offices and open areas), the whole subject to ASHRAE standards.  Landlord shall be under no obligation to operate the air-conditioning system in excess of what may be, in its opinion, reasonable and normal in the circumstances and, in any event, and without prejudice to the foregoing, Landlord shall be deemed to have fully satisfied its obligation under this Article 6.1.5 if it shall, when the exterior temperature is higher than 90 F maintain a maximum interior temperature 10 degrees less and when the exterior temperature is not higher than 90 F and not lower than - 20 F, maintain an interior temperature between 72 F and 75 F and, when the exterior temperature is lower than - 20 F, maintain a minimum interior temperature 90 F higher than the exterior temperature.

All individual controls required by Tenant shall be installed at Tenant’s expense.

In case Landlord deems it necessary to run portions of the system through the Premises in order to serve other tenants, Tenant shall permit Landlord and its agents and contractors to perform such work in the Premises.

6.2                               Nothing contained in this Lease shall be deemed to create any obligation of Landlord to furnish electricity, heating, air-conditioning or any other services to Tenant to the extent these are required by the use in the Premises of special equipment such as computers or other electrical or similar equipment.

6.3                               Landlord shall be privileged, without liability or obligation to Tenant, and without such action constituting an eviction of Tenant, to discontinue or modify any services required of it under this Article 6 or elsewhere in this Lease during such times as may be necessary, or as Landlord may deem advisable by reason of accident, or for the purpose of effecting repairs, replacements, alterations or improvements. Without limiting the foregoing Landlord shall not be liable to Tenant for failure for any reason to supply the said services or any of them, Landlord however, undertaking to correct any such failure with reasonable diligence.

6.4                               PARKING

The Tenant shall during the Term be entitled to rent                            parking spaces in the Building’s garage, at the rate of                                per month for a non-reserved parking space and                                      per month for a reserved parking space.  These rates are subject to change during the term of the Lease. Visitor parking, charged by the hour, is available to the public in the Building’s garage during regular hours.

ARTICLE 7

ALTERATIONS, REPAIRS, CHANGES, ADDITIONS, IMPROVEMENTS

7.1                               Tenant shall provide the Landlord with a list of any deficiencies no later than 30 days after the completion of the Leasehold Improvements and Landlord shall proceed to the prompt completion of same. Failure of the Tenant to give notice of any defects or faults in mechanical systems in respect of the Premises shall not be construed as a waiver of any latent defects, which could not reasonably be discovered by Tenant’s examination. Moreover, in the case of any defects or faults with respect to any seasonal elements which may include but shall not be limited to heating and air conditioning systems, the delay for providing notification to the Landlord shall run as of the first date when such elements actually start operating in the Premises and not as of the date Tenant moves into the Premises.

7.2                               All leasehold improvements, improvements or alterations carried out in the Leased Premises, before or during the Term, shall be first approved by the Landlord, and shall meet the conditions described herein.

7.3                               Any leasehold improvements shall become the Landlord’s property upon their installation in the Leased Premises, without compensation to the Tenant.

7.3.1                     Tenant shall not, prior to or during the term of this Lease, make any alterations, repairs, changes, additions or improvements (the initial improvements as approved by both Tenant and Landlord and being undertaken by the Tenant prior to its occupancy of the Premises herein collectively referred to as the “Initial

Improvements”) to the Premises without the prior written consent of Landlord. All such improvements, when approved by Landlord, shall be done by such contractor, contractors or sub-contractors as Tenant may select and Landlord may approve, such approval not to be unreasonably withheld, provided however that Landlord shall not be liable for any damage or other loss or deficiency arising from or through such work. Each such contractor and sub-contractor shall be Tenant’s contractor and sub-contractor. Tenant hereby undertakes that there shall be no conflict caused with any union or other contract to which Landlord, its contractor, contractors or any sub-contractor may be a party, and in the event of any such conflict Tenant shall forthwith remove from the Building Tenant’s conflicting contractor or subcontractor.

7.3.2                     The cost of the Initial Improvements or any improvements, comprising all hard and soft costs required to improve the Premises including but not limited to the costs of all plans, professional fees, materials, labour, contractors’ fees, etc. required to prepare the Premises for the intended use of the Tenant, shall be the sole responsibility of Tenant and if any payment in respect thereof shall be made by Landlord, the same shall be immediately repayable to Landlord by Tenant and collectible as additional rent. Landlord shall not, for any reason whatsoever, be liable for any damage arising from or through any defects in the said work.

7.3.3                     Subject to Tenant’s obligation to repair as set out in article 8.1 hereof, any improvements shall become the Landlord’s property upon their installation in the Premises, without compensation to the Tenant.

7.3.4                     Any Initial Improvements or improvements when so made shall not be removed either before or after the termination of this Lease without the consent of Landlord.

7.3.5                     At the termination of this Lease or any renewal(s) thereof, for whatever reason, and assuming that the Landlord has been apprised of and consented to any and all improvements and/or alterations, the Tenant shall not be obligated to restore or to remove any improvements and/or alterations to the Premises nor to any additional space rented by Tenant in the Building. They shall remain in the Premises and in the case of the happening of an Event of Default as defined in Article 28 hereof or upon the expiry of the term of this Lease for any other reason, shall remain the property of Landlord without any compensation being paid therefore.

7.3.6                     Only those improvements and/or alterations for which Landlord has not been apprised or to which it has not consented will have to be removed and/or will require restoration by the Tenant unless Landlord specifically instructs Tenant otherwise.

7.3.7                     The Tenant shall be responsible for all damages caused by its contractors, subcontractors, as well as its suppliers.

7.3.8                     The Tenant undertakes to meet the following conditions:

(i)                                    Provide the Landlord for its approval, before the beginning of work, with the signed plans and specifications of any work or improvement bearing an architect’s or engineer’s signature as the case may be, and obtain the necessary permits, authorizations and certificates of compliance;

(ii)                                Take all necessary measures to insure that no legal hypothecs are to be registered against the building, and if the case may be, the Tenant shall be held responsible for any incurred expenses by the Landlord along with the fees and interests for the cancellation of any such hypothec.  As a condition to the right to work in the Building and prior to doing any work in the Building, all of Tenant’s contractors, subcontractors or suppliers must supply a written and signed confirmation to Landlord stating that they waive all rights to publication of any Hypothecs against the Building, this without any admission on the part of the Landlord as to the validity of any such publications by any contractor or subcontractor or supplier;

(iii)                            Each contractor shall respect the regulations set by the Landlord, construction codes. Moreover, should the Tenant have work performed in a location other than the Leased Premises, or should the Tenant use the freight elevator, the Landlord shall provide, at the Tenant’s expense, the services of a security agent during the performance of the work in the Leased premises;

(iv)                               That all work shall be performed after the Building’s business hours, unless prior approval of the Landlord has been given in writing. As far as the Initial Improvements are concerned, these may be performed during normal business hours so long as they do not disrupt other tenants in the building. Any work producing noise or dust or otherwise affecting other tenants or the operation of the building must be performed after normal business hours. Use of building freight elevators by contractors or their suppliers may also be limited to off hours at the sole discretion of the Landlord.

(v)                                   The Tenant must obtain permission from the Landlord prior to the demolition of any of the following and all such demolition must be performed under supervision of Landlord’s representative; electrical circuits, water pipes, sprinkler pipes, life saving devices; any structural element; drilling of holes of any size through concrete slabs or beams.

(vi)                               The Tenant must obtain Landlord’s permission prior to performing any work in or affecting other tenants premises. All such work shall be supervised by Landlord’s representative. The cost of such supervision shall be borne by Tenant;

(vii)                           That all work related to the electromechanical systems will be performed only and solely by contractors and engineers approved by the Landlord;

(viii)                       Contract and provide copy of a liability insurance (appointing the Landlord as a co-insured party) covering their activities in the Building until the issuance date of the work completion certificate for an amount of at least $ 3,000,000.00, as well as a comprehensive insurance covering at least the amount agreed in the contract and the full value of the products therein specified to be provided by the contractor in order to be incorporated to the work;

(ix)                              That its contractors and subcontractors are duly registered with CCQ (Commission de la construction du Québec) and with CSST (Commission de la santé et sécurité au travail);

(x)                                  Provide the Landlord with a copy of all contracts prior to work being done and copies of all receipted bills for all work once completed;

(xi)                              Provide the Landlord with, at the Landlord’s discretion, a performance bond and a labour and material payment bond or a letter of credit issued for an amount equivalent to 100 % of the work being contemplated;

(xii)                          Provide the Landlord with the plans as constructed, the shop drawings and balance report, the plans approved by the City, the operating manual, all within the two (2) weeks following the completion of the work.

7.4                               With the exception of the Initial which Landlord shall not charge Tenant with any Landlord supervision fees, on Landlord’s request or at the latest when the work has been completed, the Tenant shall pay the Landlord an amount equal to 15% of the costs of the improvements or alterations, in order to compensate the Landlord for the work, management and supervision as well as the approval of the plans.

7.5                               Landlord shall have the right to install and maintain in the Premises whatever is reasonable, useful or necessary for the equipment, use and convenience of the Building or other tenant, and Tenant shall have no claim against Landlord in respect thereof provided the same does not interfere with Tenant’s enjoyment of the Premises.

ARTICLE 8

TENANT CARE AND RESPONSIBILITY

8.1                               Subject to Article 7.1:

A)                                   Tenant shall be solely responsible for, and pay the cost of all repairs of every nature and kind to the Premises other than repairs and rebuilding thereof which in the reasonable opinion of Landlord would constitute major structural repairs of the Building; and

B)                                   Tenant shall pay the cost in the Proportion set forth in Article 4.4 hereof for all other repairs of every nature and kind (including major structural repairs) to the structural elements of the Building, as affected by Landlord in the following categories:

(i)                                    repairs, maintenance and replacement of every nature to the Building;

(ii)                                modernization and improvements to the Building:

(a)                                  where in the reasonable opinion of Landlord any such expenditure may reduce the annual Operating Expenses to be paid by tenants; or

(b)                                  additional equipment or improvements are required by law or in Landlord’s reasonable opinion for the safety of Building users;

(c)                                  and without limiting the generality of the foregoing, Tenant shall take care of the Premises and the alterations and improvements therein (including Initial Improvements) and, at the expiration or other termination of the term of this Lease shall surrender the Premises, including the alterations and improvements (including Initial Improvements) in as good condition as reasonable use will permit. Tenant shall give to Landlord prompt written notice of any accident to or defect in the water pipes, steam pipes, heating or air-conditioning equipment, electric light, elevators, wires or other services of any portion of the Premises.

8.2                               Landlord shall make all reasonable attempts to utilize the proceeds of insurance as well as to exercise any and all reasonable recourses available to Landlord against any contractor, builder, supplier or any third party in order to reduce Tenant’s liability for repairs, maintenance, replacements, modernization and improvements, provided however, that Tenant shall notwithstanding any such proceedings advance the amounts required to be paid by Tenant hereunder and to receive its proportion of any reimbursement so obtained by Landlord, and provided further that Tenant shall advance its proportionate share being the Proportion utilized in Article 4.4.1 (iii) of costs and expenses of any legal action as Landlord may institute against any such party.

Landlord shall have no obligation to litigate any such claim and may settle, compromise, consent to, waive or otherwise determine in its discretion any claim without notice to, consent or approval of Tenant.

8.3                               Tenant shall be solely responsible for any and all injury and damages suffered by Landlord and/or Tenant and/or co-tenants or other occupants of the Building and their respective officers, agents, employees, servants, visitors, contractors, sub-contractors and suppliers, and for any and all injury or damage to the Building and/or to the Premises, and/or the alterations, and/or the improvements (including Initial Improvements), and/or the furnishings, fixtures, partitions or any equipment or merchandise (including damage caused by the overflow or escape of water, steam, gas, electricity or other substance, or the falling of any substance), caused or occasioned by Tenant, or the officers, agents, employees, servants, visitors, contractors, sub-contractors and suppliers of Tenant, and whether due to negligence or careless operation or otherwise. Landlord at the expense of Tenant may repair any and all such injury and damages.

8.4                               Tenant shall not do, or permit anything to be done on or about the Premises or the Building or the Land which may injure or obstruct the rights of Landlord, or of co-tenants or other occupants of the Building, or of owners or occupants of adjacent or contiguous property, or do anything which is a nuisance, and Tenant shall not do or permit anything to be done on or about the Premises or the Building or the Land or bring or keep anything therein which will in any way conflict with the regulations of the Fire, Police, or Health Departments or with the rules, regulations, by-laws or ordinances of any governmental authority having jurisdiction over the Premises and/or the Building and/or the Land, all of which Tenant undertakes to abide by and conform to.

8.5                               Tenant specifically undertakes to install and maintain at its cost such fire protection equipment including, without limitation, fire extinguishers and any other equipment as is deemed reasonably necessary or desirable by Landlord and/or any governmental or insurance body, and if so required by Landlord and/or any such body Tenant shall appoint a warden to coordinate with the fire protection facilities and personnel of Landlord.

8.6                               No activity considered offensive or improper by Landlord shall be permitted by Tenant in or about the Premises, the Building or the Land, and no sign, advertisement, notice, awning or electrical display shall be placed on any part of the outside or inside of the Premises and/or the Building and/or the Land, or in any area near the same, except with the written consent of Landlord.

Landlord shall have the right in its absolute discretion to enter into the Premises or the Building or the Land and to remove and/or eliminate anything not in conformity herewith.

8.7                               Should Landlord deem it necessary to undertake any repairs or to do anything which is required to be undertaken or done by Tenant under this Lease, then Tenant shall pay to Landlord as a fee for supervision or carrying out of Tenant’s obligation an amount as additional rent equal to fifteen percent (15%) of the obligation, repairs or other work, carried out by or under the supervision of Landlord, which amount shall be in addition to the cost of such obligation or work and shall be collectible by Landlord from Tenant as if it were rental in arrears.

8.8                               Tenant shall require that any contractors, prior to effecting any work on the Premises, and if permitted under the governing law, provide Landlord with a waiver and release of any and all privileges or rights of privilege or lien that may then or thereafter exist for work done/or to be done or labour performed/or to be performed or material furnished/or to be furnished under any contract or subcontract or in the event such waiver and release is not permitted or is not obtained, furnished adequate security acceptable in all respects to Landlord to guarantee the payment in full for all such work, labour or materials.

In any event, any legal hypothec filed against the Premises or the Building for work claimed to have been done or materials furnished to Tenant shall be discharged by Tenant within ten (10) days thereafter at Tenant’s expense. For the purposes hereof, the bonding of such lien by a reputable casualty or insurance company reasonably satisfactory to Landlord shall be deemed the equivalent of a discharge of any such lien. Should any action, suit or proceeding be brought upon any such lien for the enforcement or foreclosure of the same, Tenant agrees, at its own cost and expense, to defend Landlord therein, by counsel satisfactory to Landlord, and to pay any damages and satisfy and discharge any judgment entered therein against Landlord.

ARTICLE 9

DESERTION AND SURRENDER

9.1

ARTICLE 10

ASSIGNMENT AND SUBLETTING

10.1                        Tenant shall not be entitled to assign, transfer, or encumber this Lease, or any part thereof, or any of Tenant’s title or interest therein or thereto or sublet the whole or any part of the Premises or permit the Premises or any part thereof to be used by another without the prior written consent of Landlord which consent shall not be unreasonably withheld. Landlord’s refusal of consent shall be deemed reasonable (without in any way restricting Landlord’s right to refuse its consent on other reasonable grounds) where the assignee or sub-tenant proposed by Tenant is then a tenant of the Building and Landlord has or will have during the next ensuing six (6) months suitable space for rent in the Building. The consent of Landlord to any such assignment, transfer, encumbrance, subletting and/or use shall not constitute a waiver of this Article, and shall not be deemed to permit any further assignment, transfer, encumbrance, subletting or use by another.

Notwithstanding any such assignment, transfer, encumbrance, subletting and/or use, Tenant shall remain solidarily responsible for the payment of the Rent and the performance of the other obligations of Tenant under this Lease with the subtenant or assignee.

10.2                        Tenant shall not print, publish, post, mail, display, broadcast or otherwise advertise or offer the whole or any part of the Premises for purposes of assignment, sublet, transfer or encumbrance, and shall not permit any broker or other party to do any of the foregoing, unless the complete text and format of any notice, advertisement or offer for any of the aforesaid purposes shall have first been approved in writing by Landlord. Without in any way restricting or limiting Landlord’s right to refuse any text and format on other grounds, any text (with the exception of text going exclusively to the real estate brokerage community) and format proposed by Tenant shall not contain any reference to the rental rate for the Premises.

10.3                        As a condition precedent to any assignment of this Lease or sub-leasing of the whole or any part of the Premises:

(i)                                    Tenant shall indicate to Landlord the bona fide assignee or sub-tenant and the specific terms and conditions of such proposed assignment or sublease; and

(ii)                                Tenant shall first offer to assign or sublease, as the case may be, to Landlord on the same terms and conditions and for the same rental as provided in this Lease.

Notwithstanding the above, and unless the Tenant is in default of the lease, should Tenant exercise its right to assign or to sublet the Premises, the Landlord shall not cancel the lease, nor take back the space, without the Tenant’s prior consent.

10.4                        Landlord shall have a period of ten (10) days in which to accept the offer referred to in Article 10.3 (ii) and if not so accepted, Tenant shall have a period of sixty (60) days thereafter in which to assign or sublease on obtaining the prior written consent of Landlord as hereinabove provided to the party and in accordance with the terms and conditions so indicated to Landlord.

10.5                        In the event that Tenant does not so assign or sublet within such sixty (60) day period Landlord’s consent to such assignment or sub-leasing shall be deemed null and void and Tenant shall not be permitted to assign or sublet without again conforming to all of the express provisions hereof.

10.6                        Notwithstanding anything to the contrary in this Lease, Tenant shall have the right to sublet space an “affiliate” within the meaning of the Canada Business Corporations Act provided, however, that the Tenant remains solidarily liable with such affiliate for the performance of all of the Tenant’s obligations under the Lease. Moreover, such consent shall not be required should the majority of the shares of the actual Tenant be acquired directly or indirectly by any of the actual shareholders of the tenant or by a third party.

ARTICLE 11

FIRE AND DESTRUCTION OF PREMISES

11.1                        In the event that the Premises shall be destroyed or damaged by fire or other casualty, insurable under fire and all risks insurance coverage, then:

(i)                                    if in the opinion of Landlord the damage or destruction is such that the Premises are rendered wholly unfit for occupancy or it is impossible or unsafe to use and occupy them, and if in either event the damage, in the further opinion of Landlord (which shall be given by written notice to Tenant within thirty (30) days of the happening of such damage or destruction) cannot be repaired with reasonable diligence within one hundred and eighty (180) days from the happening of such damage or destruction, either Landlord or Tenant may within five (5) days next succeeding the giving of Landlord’s opinion as aforesaid, terminate this Lease by giving to the other notice in writing of such termination, in which event the term of this Lease shall cease and be at an end as of the date of such destruction or damage and the Rent and all other payments for which Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of such destruction or damage. In the event that neither Landlord nor Tenant so terminates this Lease, Rent shall abate from the date of the happening of the damage until the damage shall be made good to the extent of enabling Tenant to use and occupy the Premises;

(ii)                                if the damage be such that the Premises are wholly unfit for occupancy, or if it is impossible or unsafe to use or occupy them but if in either event the damage, in the opinion of Landlord (which shall be given to Tenant within thirty (30) days from the happening of such damage) can be repaired with reasonable diligence within one hundred and eighty (180) days of the happening of such damage, Rent shall abate from the date of the happening of such damage until the damage shall be made good to the extent of enabling Tenant to use and occupy the Premises:

(iii)                            if in the opinion of Landlord, the damage can be made good as aforesaid within one hundred and eighty (180) days of the happening of such destruction or damage, and the damage is such that the Premises are capable of being partially used for the purposes for which leased, until such damage has been repaired, Rent shall abate in the proportion that the part of the Premises rendered unfit for occupancy bears to the whole of the Premises.

11.2                        In the event that the Building is partially destroyed or damaged so as to affect twenty percent (20%) or more of the rentable area of the Building containing the Premises, or in the opinion of Landlord the Building is rendered unsafe, and whether or not the Premises are affected, and in the opinion of Landlord (which shall be given by written notice to Tenant within thirty (30) days of the happening of such damage or destruction), cannot be repaired with reasonable diligence within one hundred and eighty (180) days from the happening of such damage or destruction, Landlord may within five (5) days next succeeding the giving of Landlord’s opinion as aforesaid, terminate this Lease by giving to Tenant notice in writing of such termination, in which event the term of this Lease shall cease and be at an end as of the date of such destruction or damage and the Rent and all other payments for which the Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of such destruction or damage.

11.3                        In the event of the termination of this Lease as hereinabove provided, all insurance proceeds excluding those relating to Tenant’s property and excluding those related directly to the percentage of the cost of the Initial Improvements in the proportion that these have been paid for directly by the Tenant and to the extent Tenant is not indebted to Landlord under the provisions of this Lease, shall be and remain the absolute property of Landlord.

11.4                        Nothing herein contained shall oblige Landlord to repair or reconstruct any alterations, improvements including Initial Improvements, or other property of Tenant.

11.5                        If any damage or destruction by fire or other cause to the Building or Premises, whether partial or not, is due to the fault or neglect of Tenant, its officers, agents, employees, servants, visitors or licensees, without prejudice to any other rights and remedies of Landlord and without prejudice to the rights of subrogation of Landlord’s insurer:

(i)                                    Tenant shall be liable for all costs and damages;

(ii)                                the damages may be repaired by Landlord at Tenant’s expense;

(iii)                            Tenant shall forfeit its right to terminate this lease as provided in Article 11.1(i);

(iv)                              Tenant shall forfeit any abatement of Rent provided in this Article 11 and Rent shall not abate.

ARTICLE 12

NON-RESPONSIBILITY OF LANDLORD

12.1                        Save as set out in Article 11, there shall be no abatement from or reduction of the Rent due hereunder nor shall Tenant be entitled to damages, costs, losses or disbursements from Landlord regardless of the cause or reason therefore (except where such cause or reason is Landlord’s gross fault or negligence) on account of fire or other casualty. Neither shall there be any abatement or reduction of Rent, or recovery by Tenant from Landlord on account of partial or total failure of, damage caused by, lessening of supply of, or stoppage of, heat, air conditioning, electric light, power, water, plumbing, sewerage, elevators, escalators or any other service, nor on account of any damage or annoyance occasioned by water, snow, or ice being upon or coming through the roof, skylight, trapdoors, windows, or otherwise, or by any defect or break in any pipes, tanks, fixtures, or otherwise whereby steam, water, snow, smoke or gas, leak, issue or flow into the Premises, nor on account of any damage or annoyance occasioned by the condition or arrangements of any electric or other wiring, nor on account of any damage or annoyance arising from any acts, omissions, or negligence of co-tenants or other occupants of the Building, or of owners or occupants of adjacent or contiguous property, nor on account of the making of grosses reparations, alterations, repairs, improvements, or structural changes to the Building, or anything or service therein or thereon or contiguous thereto provided the same shall be made with reasonable expedition.

Without restricting the foregoing, Landlord shall not be liable for any other damage to or loss, theft, or destruction of property, or death of, or injury to, persons at any time in or on the Premises or in or about the Building, howsoever occurring, except where such cause or reason is Landlord’s gross fault or negligence.

Notwithstanding the foregoing, liability of Landlord shall under no circumstances extend to any property other than normal office furniture which term, without limiting its normal meaning, shall not include securities, specie, papers, typewriters, electrical computers, or other machines or other similar items.

12.2                        Landlord shall not be liable for any damages suffered by Tenant should any delay in the completion of the Premises in any way delay or inconvenience the occupation thereof or the enjoyment of the Building or accessories or services.

12.3                        Tenant covenants and agrees that it will protect, save and keep Landlord harmless and indemnified against any penalty or damage or charge imposed for any violation of any laws or ordinances occasioned by Tenant or those connected with Tenant, and that it will protect, indemnify, save and keep harmless Landlord against any and all damage or expense arising out of any accident or other occurrence on or about the Premises causing injury to any person or property (except to the extent Landlord may be otherwise liable therefore), and against any and all damage or expense arising out of any failure of Tenant in any respect to comply with and perform all the requirements and provisions of this Lease.

ARTICLE 13

RIGHT OF ENTRY

13.1                        Landlord may, at any time and without liability to Tenant, enter the Premises to examine or to exhibit the same or to make alterations and repairs, or for any purpose which it may deem necessary for the operation or maintenance of the Building or its equipment provided the Landlord gives the Tenant a twenty-four (24) hour prior notice save in cases of emergency or extremely urgent and necessary repairs when such notice is not required.

The Landlord shall use its best efforts to examine the Premises or effect repairs in the Premises outside of Tenant’s normal business hours or at any other time mutually agreed to by the Landlord and the Tenant.

During the six (6) month period preceding the expiry of the Lease or any renewal thereof, the Landlord shall be entitled to visit the Premises with a prospective tenant of the Building, provided the Landlord gives the Tenant twenty-four (24) hour prior notice. During the Term of the Lease and/or the renewal periods, the Landlord shall be entitled to visit the Premises with a prospective purchaser or lender, provided the Landlord gives the Tenant twenty-four (24) hour prior notice.

The Landlord shall, in exercising its rights hereunder, use its best efforts to cause minimum disruption of the Tenant’s affairs and to ensure quiet enjoyment of the Premises.

13.2                        Tenant shall not alter any locks on any doors of the Premises without prior written consent of Landlord, which may be made conditional on Tenant furnishing keys to Landlord for any new locks installed.

ARTICLE 14

COMPLIANCE WITH LAW

14.1                        Tenant shall promptly and at its expense execute and comply with all laws, rules, orders, ordinances and regulations of the Municipal, Provincial and Federal authorities and of any department or bureau of any of them, and of any other governmental authority having jurisdiction over the Premises, Tenant’s occupancy of the Premises or Tenant’s business conducted thereon.

ARTICLE 15

INSURANCE REQUIREMENTS

15.1                        Tenant shall not do or commit any act upon the Premises or bring into or keep upon the Premises any article that will affect the fire risk or increase the rate of fire insurance or other insurance on the Building.

Tenant shall comply with the rules and requirements of the Insurers’ Advisory Organization of Canada or any successor body, and with the requirements of all insurance companies having policies of any kind whatsoever in effect covering the Building, including policies insuring against tort or delictual liability.

In no event shall any inflammable materials, except for kinds and quantities required for ordinary office occupancy and permitted by the insurance policies covering the Building, or any explosives whatsoever, be taken into the Premises or retained therein.

Should the rate of any type of insurance on the Building be increased by reason of any violation of this Lease by Tenant, Landlord, in addition to all other remedies, may pay the amount of such increase, and the amount so paid shall become due and payable immediately by Tenant and collectible as additional rent.

15.2                        Tenant shall take out and keep in force during the term of this Lease property damage and public and general liability insurance in amounts and with policies in form satisfactory to the Landlord and with insurers acceptable to Landlord, the public and general liability insurance in no event to be for no less than five million dollars ($5,000,000). Such insurance must also include a cross liability clause, and an all-risk Tenant’s legal liability rider for no less than one million dollars ($1,000,000).

Tenant shall also take out and keep in force during the term of this Lease business interruption insurance to reimburse Tenant for loss of earnings and/or income.

Tenant shall also take out and keep in force during the term of this Lease all risk insurance covering furniture, fixtures, improvements, and all other property belonging to Tenant in an amount equal to the full replacement cost thereof.

Such coverage may be provided under a blanket insurance policy, and certificates of such insurance policies shall be delivered to Landlord upon request. Each such policy shall name Landlord as an additional insured as its interest may appear. The cost of premium for each and every such policy shall be paid by Tenant. Tenant shall obtain from the insurers under such policy undertakings to notify Landlord in writing at least ten (10) days prior to any cancellation thereof provided the cancelled policy is not replaced immediately with a similar policy from another insurer.

15.3                        Tenant agrees that if Tenant fails to take out or to keep in force such insurance Landlord will have the right to do so and to pay the premium therefore and in such event Tenant shall repay to Landlord the amount paid as premium, which repayment shall be collectible as additional rent payable on the first (1st) day of the next month following the said payment by Landlord.

ARTICLE 16

HYPOTHECS AND SUBORDINATION

16.1                        This Lease and all rights of Tenant hereunder shall be subject and subordinate at all times to any and all underlying leases, hypothecs or deeds of trust affecting the Building and/or the Land which have been executed or which may at any time hereafter be executed, and any and all extensions and renewals thereof and substitutions therefore. Tenant agrees to execute any instrument or instruments which Landlord may deem necessary or desirable to evidence the subordination of this Lease to any or all such leases, hypothecs or deeds of trust.

16.2                        Tenant covenants and agrees that, if by reason of a default upon the part of Landlord as Tenant under any underlying lease in the performance of any of the terms or provisions of such underlying lease or by reason of a default under any hypothec or deed of trust to which this Lease is subject or subordinate, Landlord’s estate is terminated, it will attorn to the Landlord under such underlying lease or the acquirer of the Building pursuant to any action taken under any such hypothec or deed of trust, and will recognize such Landlord or such acquirer, as Tenant’s Landlord under this Lease, subject to such acquirer undertaking to respect the Lease.

Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Premises in the event any such proceeding to terminate the underlying lease is brought by the Landlord under any such underlying lease or any such action is taken under any such hypothec or deed of trust and agrees this Lease shall not be affected in any way whatsoever by any such proceedings.

16.3                        Tenant agrees to execute and deliver, at any time and from time to time, upon the request of Landlord or of the Landlord under any such underlying lease, or of the holder of any such hypothec or deed of trust, any instrument that may be necessary or appropriate to evidence such attornment.

Tenant will upon request of Landlord furnish to the Landlord under any underlying lease and/or to each creditor under a mortgage, hypothec or deed of trust a written statement that this Lease is in full force and effect and that Landlord has complied with all its obligations under this Lease and any other reasonable written statement, document or estoppel certificate requested by any such creditor.

16.4                        Tenant, at any time and from time to time upon not less than ten (10) days prior written notice from Landlord, will execute, acknowledge and deliver to Landlord and, at Landlord’s request, addressed to any prospective purchaser, ground or underlying Landlord or hypothecary creditor of the Building, a certificate of Tenant stating:

(a)                                 that Tenant has accepted the Premises, or, if Tenant has not done so, that Tenant has not accepted the Premises and specifying the reasons therefore;

(b)                                 the commencement and expiration dates of this Lease;

(c)                                 that this Lease is unmodified and in full force and effect, or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications;

(d)                                 whether or not there are then existing any defences against the enforcement of any of the obligations of Tenant under this Lease and, if so, specifying the same;

(e)                                 whether or not there are then existing any defaults by Landlord in the performance of its obligations under this Lease, and, if so, specifying the same;

(f)                                   the dates, if any, to which the Rent and other charges under this Lease have been paid; and

(g)                                any other information that may reasonably be required by any such persons.

It is intended that any prospective purchaser, ground or underlying Landlord or hypothecary creditor of the Building may rely upon such certificate of Tenant delivered pursuant to this Article 16.4.

ARTICLE 17

EXPROPRIATION

17.1                        If the whole or any part of the Building shall be condemned, expropriated or taken in any manner for any public or quasi-public use or purpose, Landlord may at its option terminate this Lease by giving notice in writing to Tenant that the term hereof shall expire upon the day when possession is required for such purpose, and in the event of such expiration Landlord shall have no liability to Tenant of any nature, Landlord and Tenant reserving all their rights and actions against the expropriating governmental authorities.

ARTICLE 18

WAIVER

18.1                        Failure of Landlord to insist upon strict performance of any of the covenants or conditions of this Lease or to exercise any right or option herein contained shall not be construed as a waiver or relinquishment of any such covenant, condition, right or option, but the same shall remain in full force and effect.

Tenant undertakes and agrees, and any person claiming to be a subtenant or assignee undertakes and agrees, that the acceptance by Landlord of any Rent from any person other than Tenant shall not be construed as a recognition of any rights not herein expressly granted, or as waiver of any of Landlord’s rights, or as an admission that such person is, or as a consent that such person shall be deemed to be, a subtenant or assignee of this Lease, irrespective of whether Tenant or said person claims that such person is a subtenant or assignee of this Lease. Landlord may accept rent from any person occupying the Premises at any time without in any way waiving any right under this Lease.

ARTICLE 19

NOTICES AND DEMANDS

19.1                        Any notice or demand given by Landlord to Tenant shall be deemed to be duly given when served upon Tenant personally, or when left upon the Premises, or when mailed to Tenant at the address of the Premises on the third (3rd) business day following such mailing.

19.2                        Tenant elects domicile at the Premises for the purpose of service of all notices, writs of summons or other legal documents in any suit at law, action or proceeding which Landlord may take.

19.3                        Any notice or demand given by Tenant to Landlord shall be deemed to be duly given when served upon Landlord personally or when mailed by registered mail to Landlord at the address designated by Landlord for purposes of payment of the Rent hereunder on the third (3rd) business day following such mailing.

ARTICLE 20

LANDLORD AND TENANT

20.1                        The term “Landlord” as used in this Lease, means only the owner for the time being of the Building or the Tenant of a lease of the whole Building, so that in the event of any sale or sales or transfer or transfers of the Building, or the making of any lease or leases thereof, or the sale or sales or the transfer or transfers or the assignment or assignments of any such lease or leases, Landlord shall be and hereby is relieved of all covenants and obligations of landlord hereunder and it shall be deemed and construed without further agreement between the parties, or their successors in interest, or between the parties and the transferee or acquirer at any such sale, transfer or assignment, or Tenant on the making of any such lease, that the transferee, acquirer or Tenant has assumed and agreed to carry out any and all of the covenants and obligations of Landlord hereunder to Landlord’s exoneration, and Tenant shall thereafter be bound to and shall attorn to such transferee, acquirer or Tenant, as the case may be, as Landlord under this Lease.

20.2                        If Tenant shall be a partnership (hereafter referred to as the “Tenant Partnership”), each person who is presently a member of the Tenant Partnership, and each person who becomes a member of any successor Tenant Partnership hereafter, shall be and continue to be liable for the full and complete performance of, and shall be and continue to be subject to, the terms and provisions of this Lease, whether or not he ceases to be a member of such Tenant Partnership or successor Tenant Partnership.

20.3                        It is understood and agreed that nothing contained in this Lease or in any acts of the parties hereto shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

ARTICLE 21

EXPIRATION OF THE TERM OF THE LEASE

21.1                        Subject to article 29 hereof, the present Lease shall terminate ipso facto and without notice or demand on the date stated in Article 3.1 of this Lease and any continued occupation of the Premises by Tenant shall not have the effect of extending the period or of renewing the present Lease for any period of time, the whole notwithstanding any provisions of law and Tenant shall be presumed to occupy the Premises against the will of Landlord who shall thereupon be entitled to make use of any and all remedies by law provided for the expulsion of Tenant and for damages, provided, however, that Landlord shall have the right at its option in the event of such continued occupation by Tenant to give to Tenant at any time written notice that Tenant may continue to occupy the Premises under a tenancy from month to month in consideration of a rental equal to that provided in Article 4.1 hereof plus fifty per cent (50%) thereof, payable monthly and in advance and otherwise under the same terms and conditions as are herein set forth.

21.2                        Landlord shall have the right at its sole option and discretion to refuse any renewal of this Lease where Tenant’s credit rating it not at least as good at the time of such renewal as it was at the commencement of the term of this Lease; the obligations to prove such credit rating to the entire satisfaction of Landlord at either or both of such times, to be incumbent on Tenant.

Landlord’s right to refuse renewal as per the preceding paragraph shall be based on a material change in Tenant’s financial status and/or on Tenant’s previous defaults or tardiness in fulfilling its obligations under the lease.

ARTICLE 22

FORCE MAJEURE

22.1                        Save for Tenant’s monetary obligations, neither Landlord nor Tenant shall be liable for failure to perform any of its obligations hereunder, or for damage or loss to the other party if such failure, damage or loss is caused by Acts of God or of the Queen’s enemies, fire or other casualty, war, disaster, riots, strikes, lockouts, force majeure, cas fortuit or any similar circumstance, or circumstances attributable to the other party or other emergency or cause beyond the reasonable control of either party.

ARTICLE 23

GOVERNING LAW

23.1                        This Lease shall be construed and governed by the laws of the Province of Quebec. Should any provisions of this Lease and/or of its conditions be illegal or not enforceable under the laws of such Province, it or they shall be considered severable and the Lease and its conditions shall remain in force and be binding upon the parties as though the said provision or provisions had never been included.

ARTICLE 24

PRIOR AGREEMENTS

24.1                        Tenant acknowledges that the execution of this Lease shall constitute a conclusive presumption that all agreements and representations of every kind whatsoever, written or oral, previously entered into or made by the parties hereto or their agents, shall be solely those set forth in this Lease.

24.2                        This Lease may not be amended save by written instrument duly executed by both Landlord and Tenant and the acceptance by Landlord of any plan, drawing, specification and/or notice and/or the consent of Landlord to any such plan, drawing, specification and/or notice, shall not be deemed to be an amendment to this Lease without the express written undertaking and consent of Landlord that such acceptance and/or consent is to constitute an amendment.

ARTICLE 25

RULES AND REGULATIONS

25.1                        Tenant shall not perform any acts or carry on any practices which may injure the Premises or be a nuisance or menace to other tenants, or make or permit any improper noises in the Building and shall forthwith upon request by Landlord discontinue all acts or practices in violation of this clause and repair any damage or injury to the Premises caused thereby.

25.2                        Tenant shall not cause unnecessary labour by reason of carelessness and indifference to the preservation of good order and cleanliness in the Premises and in the Building.

25.3                        No animals shall be brought or kept in or about the Building.

25.4                        Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall co-operate to prevent the same.

25.5                        The sidewalks, entries, passages, elevators and staircases shall not be obstructed or used by Tenant or its clerks, servants, agents, visitors or licensees for any other purpose than ingress to and egress from the offices. Nothing shall be thrown by Tenant, its clerks, servants, agents, visitors or licensees, out of the windows or doors, or into the entries passages, elevators or staircases of the Building. Landlord reserves entire control of the sidewalks, entries, elevators, staircases, corridors and passages which are not expressly included within this Lease, and shall have the right to make such repairs, replacements, alterations, additions, decorations and improvements and to place such signs and appliances therein, as it may deem advisable, provided that ingress to and egress from the Premises is not unduly impaired thereby.

25.6                        Landlord shall have the right to prohibit any advertising of or by Tenant, which in its opinion, tends to impair the reputation of the Building or its desirability as a building for offices or for financial, insurance and other institutions and businesses of a like nature. Upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising. This right of Landlord to prohibit advertising shall in no way apply to Tenant’s advertising in the course of its regular business activities.

25.7                        No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the outside or inside of the Building, except on the directories and doors of offices, and then only of such size, colour and style as Landlord shall determine and approve.

25.8                        The sashes, sash-doors, windows, glass doors and the lights and skylights that reflect or admit light into the halls or other places in the Building shall not be covered or obstructed, nor shall anything, whether books, packages, flower pots or any other articles whatsoever, be placed upon or hung from the window sills.

25.9                        Tenant shall not sell or permit the sale at retail, of newspapers, magazines, periodicals, theatre tickets, or such articles as are customarily sold in tobacco shops, soda fountains or lunch counters, or any other goods, wares or merchandise whatsoever, in or from Premises. Tenant shall not carry on or permit or allow any employee or other person to carry on the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of the occupants of any other portion of the Building, or the business of a public barber shop or a manicuring or chiropodist business, or any business other than that specifically provided for in this Lease.

25.10                 The workmen of Landlord must be employed by Tenant at Tenant’s expense for lettering, interior moving and other similar work that may be done on the Premises.

25.11                 Tenant shall not mark, paint, drill into or in any way deface the walls, ceilings, partitions, floors, wood, stone or iron work, or any other appurtenance to the Premises.

25.12                 Tenant shall not install any window shades or blinds. Only drapes shall be installed, colour to be approved by the Landlord.

25.13                 Tenant shall not lay linoleum, rubber, cork or other floor covering so that the same shall come in direct contact with the floor, and if linoleum, rubber, cork or other floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor by a paste or other adhesive which may be readily removed with water.

25.14                 The water and wash closets and urinals shall not be used for any other purpose than the purposes for which they were respectively constructed, and the expense of any breakage, stoppage or damage resulting from a violation of this rule by Tenant or its clerks, agents, servants, visitors or licensees, shall be borne by Tenant.

25.15                 If any apparatus used or installed by Tenant requires a permit as a condition for installation, Tenant must file such permit with Landlord.

25.16                 All persons entering and leaving the Building between the hours of 7:00 P.M. and 8:00 A.M. on business days and Saturdays, and all persons entering and leaving the Building on Sundays and holidays, shall register in the books kept by Landlord at or near the night entrance. Between the hours of 7:00 P.M. and 8:00 A.M. on business days and Saturdays, and on Sundays and holidays, Landlord will have the right to prevent any person from entering or leaving the Building unless provided with a key to the Premises to which such person seeks entrance, or a pass issued and signed by Tenant upon the letterhead of Tenant and countersigned by Landlord. Any persons found in the Building at such times without such keys or passes will be subject to the surveillance of the employees and agents of Landlord. This rule is made for the protection of Tenant, but Landlord shall be under no responsibility for failure to enforce it.

25.17                 Landlord shall have power to prescribe the weight and position of safes and other heavy equipment, which shall be placed and stand on such plank strips or skids as Landlord may prescribe, to distribute the weight properly. All damage done to the Building by taking in or moving out a safe or any other article of Tenant’s equipment, or due to its being on the Premises, shall be repaired at the expense of Tenant. The moving of safes shall occur only during such hours as Landlord may from time to time establish and upon previous notice to Landlord, and the persons employed to move the safes in and out of the Building must be acceptable to Landlord. Safes will be moved through the halls and corridors only upon steel bearing plates. No freight or bulky matter of any description will be received into the Building or carried in the elevators, except during hours approved by Landlord.

25.18                 Tenant agrees to observe all reasonable rules and regulations regarding the security and protection of the Building and the tenants thereof including without limitation the right of Landlord to search the person of and/or any article carried by any person entering or leaving the Building.

25.19                 Tenant covenants that the rules and regulations hereinabove stipulated, and such other and further rules and regulations as Landlord may make and communicate to Tenant, being in its judgment needful for the reputation, safety, care or cleanliness of the Building and Premises, or the operation, maintenance or protection of the Building and its equipment, or the comfort of tenants, shall be faithfully observed and performed by Tenant, and by its clerks, servants, agents, visitors and licensees.

Landlord shall have the right to change said rules and to waive in writing, or otherwise, any or all of the said rules in respect of any one or more tenants, and Landlord shall not be responsible to Tenant for the non-observance or violation of any of said rules and regulations by any other tenant or other person. The provisions of the rules and regulations shall not be deemed to limit any covenant or provision of this Lease to be performed or fulfilled by Tenant.

ARTICLE 26

DEFAULT BY TENANT

26.1                        Each of the following events (hereinafter called an “Event of Default”) shall be a default hereunder by Tenant and a breach of this Lease:

(i)                                    if Tenant shall violate any covenant or agreement providing for the payment of Rent, including increased rent, or Additional Rent and such violation shall continue for five (5) days of the written notice by Landlord;

(ii)                                if Tenant shall assign, transfer, encumber, sublet or permit the use of the Premises by others except in a manner herein permitted;

(iii)                            if Tenant shall be adjudicated a bankrupt or make any general assignment for the benefit of creditors or take or attempt to take the benefit of any insolvency or bankruptcy legislation;

(iv)                               if a receiver or trustee shall be appointed for the property of Tenant or any part thereof;

(v)                                   if any execution be issued pursuant to a judgement rendered against Tenant in favour of Landlord;

(vi)                               save where otherwise permitted hereunder if any person other than Tenant has or exercises the right to manage or control the Premises, any part thereof, or any of the business carried on therein other than subject to the direct and full supervision and control of Tenant;

(vii)                           if Tenant shall be in default in fulfilling any of the other covenants and conditions of this Lease and such default shall continue for fifteen (15) days after written notice thereof from Landlord to Tenant.

26.2                        During the continuance of any such Event of Default, Landlord may, at its option, give to Tenant a written notice of its intention to terminate this Lease, and the term hereof shall expire at noon upon the fifth (5th) day following the date upon which such notice is given as fully and completely as if that day were the date fixed for the expiration of the term without the necessity of further notice or legal process whatsoever provided always, however, that Tenant shall remain liable to pay all amounts and damages then due or to become due, including the liquidated damages as hereinafter provided. Tenant upon such a termination of this Lease shall thereupon quit and surrender the Premises to Landlord or if not yet in possession shall no longer have any right to possession of the Premises. Landlord, its agents and servants, may immediately, or at any time thereafter, re-enter the Premises and dispossess Tenant, and remove any and all persons and any or all property therefrom, either by summary dispossession proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to prosecution or damages therefore.

Tenant specifically acknowledges that without prejudice to any other right or remedy Landlord may, after the giving of the notice and the expiration of the five (5) day notice period hereinabove referred to, cease to furnish any services hereunder and without limiting the foregoing may terminate or interrupt electrical service to the Premises.

26.3                        In any of the foregoing cases, Tenant shall pay any and all monies payable under this Lease up to and including the day of such termination or re-entry whichever shall be the later.

In addition there shall immediately become due and payable in one lump sum as liquidated damages and not a penalty the aggregate Rent for a period of one (1) year, being the estimated time required for re-leasing the Premises or, if less than one (1) year remains of the term hereof, the aggregate of Rent for the unexpired portion of the term, being understood that landlord have to mitigate its damages related to re-leasing, in case of which they will be deducted from the liquidated damages.

26.4                        Tenant acknowledges and recognises that the Landlord has spent and/or will spend various amounts for the benefit of the Tenant, including fixtures, commissions, free rent and other associated costs; the Tenant consents and agrees that in the event that the Tenant does not remain on the lease premises for the full term of the Lease (with the exception of the Tenant subletting the premises to a sub-tenant who fulfils all obligations in this Lease or Tenant exercising its Option to Terminate as provided for in this Lease) then, in such event, the Tenant shall be liable to pay to the Landlord that proportion of all expenses paid by the landlord for fixtures, commissions, free rent and any other associated costs which the remaining part of the Lease bears, to the total term of the Lease; said payment shall be due and exigible within fifteen (15) days of the earlier of:

(i)                                    Tenant’s abandonment of the leased premised; or

(ii)                                the institution of legal proceedings by the Landlord against the Tenant.

26.5                        The exercise by Landlord of any right it may have hereunder or by law shall not preclude the exercise by Landlord of any other right it may have hereunder or by law.

26.6                        Should an event of default occur and should the Landlord have instituted proceedings to resiliate the Lease, notwithstanding Article 1883 of the Civil Code of Quebec or similar legislation, the Tenant will not have any right to prevent such resiliation by remedying its default or defaults subsequent to the institution of such legal proceedings.

ARTICLE 27

OPTION TO RENEW

27.1                        So long as the Tenant is not then in default, the Tenant shall have the right to renew the Lease for an additional term of five (5) years. In order to exercise this right, Tenant must give the Landlord 9 months prior written notice of its intent. The Net Rent for the renewal term shall be negotiated by Landlord and Tenant acting in good faith and reasonably and shall reflect prevailing market rates at that time for similar space in similar buildings offering similar services in the same area.

27.2                        Landlord shall have the right at its sole option and discretion to refuse any renewal of this Lease where Tenant’s credit rating is not at least as good at the time of such renewal as it was at the commencement of the term of this Lease; the obligations to prove such credit rating to the entire satisfaction of Landlord at either or both of such times, to be incumbent on Tenant.

Landlord’s right to refuse renewal as per the preceding paragraph shall be based on a material change in Tenant’s financial status and/or on Tenant’s previous defaults or tardiness in fulfilling its obligations under the Lease.

ARTICLE 28

OPTION TO TERMINATE

28.1                        Tenant, upon giving not less than nine (9) months prior written notice to Landlord, shall have the option to cancel the Lease as and from the end of the                              month following the Commencement Date to the end of the Term (“Option to Terminate”).

28.2                        Tenant shall pay to Landlord, as penalty, an amount of                                     .  The said penalty shall be payable by Tenant to Landlord sixty (60) days prior to the effective date of cancellation.

28.3                        The payment of the penalty as hereinabove defined shall constitute a full and final release by Landlord and its assigns against Tenant, its assigns, subtenant(s), affiliate(s), subsidiaries and parent from any and all actions, claims and demands for damages or loss arising from said Option to Terminate having been exercised. It shall not however release or relieve the Tenant from any of its obligations to the Landlord by virtue of the Lease in respect of occurrences prior to such termination and such obligations will survive the termination. In particular and without limitation the termination of this Lease will not prejudice in any matter the Landlord’s rights in respect of arrears of Rent and the right of the Landlord to recover damages in respect of default by the Tenant occurring prior to the termination.

ARTICLE 29

RIGHT OF FIRST OFFER

29.1                        The Tenant shall have the option to lease any and all available space on the                        floors of the Building during the first                years of the Term. The Landlord shall

notify the Tenant in writing, to the attention of the President         (    ) months before a space becomes available as to the availability of such space and the possession date, and Tenant will have thirty (30) days to advise the Landlord of its intention to lease said space, in whole or in part (“Right of First Offer”).

It is understood that such space will not be considered to be available if an existing tenant shall, pursuant to a right or option contained in its lease, renew or extend its lease agreement for said space

Should the Tenant exercise its Right of First Offer, for any such space(s) or part thereof, the terms and conditions of the lease for such space(s) shall be the same as those herein including notably the Base Building Work to be executed and paid for by the Landlord with the exception that there shall be no free rent and that the Allowance shall be reduced in proportion to the term remaining.

In the event the Tenant exercises its Option to Terminate, the Tenant shall be responsible to pay the Landlord the value of the unamortized inducements payable in respect of such space, calculated using an annual interest rate of 9%, from the time of payment of said allowance until the date the Option to Terminate becomes effective.

ARTICLE 30

RIGHT OF FIRST REFUSAL

30.1                        Throughout the Term, Landlord shall, upon receipt of any bona fide offer to lease from a third party for all or a part of                                prior to accepting the said third party offer to lease, offer to lease the said space to the Tenant. Landlord shall advise Tenant in writing of the salient terms of said third party offer Within five (5) working days of Tenant’s receipt of Landlord’s proposal, Tenant shall notify the Landlord of its intention to avail itself of its right to lease said space. Should the Tenant decide to lease said space, it shall be leased under the same salient terms and conditions as the third party offer with the exception that the term shall be co-terminus with the Term remaining in the Lease, and except that in the event the third party term is longer than the Term remaining, all inducements provided for in said third party offer to lease shall be prorated to reflect the balance of the Term and, should the term of said offer be shorter than Tenant’s Term, then the rental for the last month of the proposed offer shall be extended until the end of the Term (“Right of First Refusal”). Should the Tenant decide not to lease the said space, Tenant’s Right of First Refusal shall be null and void.

In the event the Tenant exercises its Option to Terminate, the Tenant shall be responsible to pay the Landlord the value of the unamortized inducements payable in respect of such space, calculated using an annual interest rate of 9%, from the time of payment of said allowance until the date the Option to Terminate becomes effective.

ARTICLE 31

EXPANSION OPTION

31.1                        INTENTIONALLY DELETED.

ARTICLE 32

STORAGE SPACE

32.1                        The Tenant will require at the beginning of the Term approximately                                  square feet of storage space.

The gross rental rate of the storage space shall be $                             per square foot of gross rentable area per annum.

ARTICLE 33

MISCELLANEOUS PROVISIONS

33.1                        LES PARTIES DÉCLARENT qu’elles ont demandé que ce bail soit rédigé en anglais. THE PARTIES SPECIFICALLY DECLARE that they have requested the present Lease be drawn up in the English language.

33.2                        It is the intent of the Landlord and the Tenant to act in a commercially reasonable manner with regard to all matters relating to this Offer and the Lease.

33.3                        The Tenant shall have the right to publish the lease at its own expense, by the summary of the document only and in a format acceptable to the Landlord. The Tenant shall at the expiry of the Lease radiate the publication of the Lease at its sole cost. The Tenant shall furnish copies of the publication and its radiation to the Landlord at Tenant’s cost.

33.4                        Attached hereto are schedules A and B which form an integral part of the Lease.

And it is agreed, that the provisions hereof shall be binding upon and ensure to the benefit of the successors, legal representatives and assigns of the parties, except as may be herein above otherwise provided, and if there is more than one tenant, the covenants herein contained on the part of Tenant shall be construed as being several as well as joint, and where necessary, the singular number shall be taken to included the plural, the masculine, the feminine and the neuter (in the case of a corporation) gender.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed and signed these presents.

Signed in the City of Montreal, this day of                            200      .

ADMINISTRATION ONZE TRENTE SHERBROOKE INC. (LANDLORD)

Per:
Witness

(TENANT)

Per:
Witness

SCHEDULE B

BASE BUILDING WORK

(page 1)

SCHEDULE “A”